DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as directors and trustees of the below listed open-end investment companies:

1940 Act Reg. Number
RiverSource Bond Series, Inc.	811-3178
RiverSource Global Series, Inc.	811-5696
RiverSource Government Income Series, Inc.	811-4260
RiverSource Income Series, Inc.	811-499
RiverSource Investment Series, Inc.	811-54
RiverSource Series Trust	811-21852
RiverSource Special Tax-Exempt Series Trust	811-4647
RiverSource Variable Series Trust	811-22127
Seligman Global Fund Series, Inc.	811-6485
Seligman Portfolios, Inc.	811-5221

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards, and Scott R. Plummer, or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any Registration Statement on Form N-14 (including any and all amendments thereto) relating to the following mergers:

Disciplined Asset Allocation Portfolios – Aggressive, a series of RiverSource Variable Series Trust, into Variable Portfolio – Aggressive Portfolio, a series of RiverSource Variable Series Trust.

Disciplined Asset Allocation Portfolios – Conservative, a series of RiverSource Variable Series Trust, into Variable Portfolio – Conservative Portfolio, a series of RiverSource Variable Series Trust.

Disciplined Asset Allocation Portfolios – Moderate, a series of RiverSource Variable Series Trust, into Variable Portfolio – Moderate Portfolio, a series of RiverSource Variable Series Trust.

Disciplined Asset Allocation Portfolios – Moderately Aggressive, a series of RiverSource Variable Series Trust, into Variable Portfolio – Moderately Aggressive Portfolio, a series of RiverSource Variable Series Trust.

Disciplined Asset Allocation Portfolios – Moderately Conservative, a series of RiverSource Variable Series Trust, into Variable Portfolio – Moderately Conservative Portfolio, a series of RiverSource Variable Series Trust.

Seligman Communications and Information Portfolio, a series of Seligman Portfolios, Inc., into Seligman Global Technology Portfolio, a series of RiverSource Variable Series Trust.

Seligman Communications and Information Portfolio, a series of Seligman Portfolios, Inc., into Seligman Global Technology Portfolio, a series of Seligman Portfolios, Inc.

Seligman Large-Cap Value Portfolio, a series of Seligman Portfolios, Inc., into Seligman Variable Portfolio – Larger-Cap Value Fund, a series of RiverSource Variable Series Trust.

Seligman Smaller-Cap Value Portfolio, a series of Seligman Portfolios, Inc., into Seligman Variable Portfolio – Smaller-Cap Value Fund, a series of RiverSource Variable Series Trust.

Columbia High Income Fund, a series of Columbia Funds Series Trust, and Columbia Conservative High Yield Fund, a series of Columbia Funds Series Trust I, into Columbia Income Opportunities Fund, a series of RiverSource Series Trust.

Columbia High Income Fund, a series of Columbia Funds Series Trust, and Columbia Conservative High Yield Fund, a series of Columbia Funds Series Trust I, into Columbia Income Opportunities Fund, a series of RiverSource Bond Series, Inc.

Columbia Disciplined Value Fund, a series of Columbia Funds Series Trust I, into Columbia Large Value Quantitative Fund, a series of RiverSource Series Trust.

Columbia Disciplined Value Fund, a series of Columbia Funds Series Trust I, into Columbia Large Value Quantitative Fund, a series of RiverSource Investment Series, Inc.

Columbia Federal Securities Fund, a series of Columbia Funds Series Trust I, into Columbia U.S. Government Mortgage Fund, a series of RiverSource Series Trust.

Columbia Federal Securities Fund, a series of Columbia Funds Series Trust I, into Columbia U.S. Government Mortgage Fund, a series of RiverSource Government Income Series, Inc.

Columbia Global Value Fund, a series of Columbia Funds Series Trust, Columbia World Equity Fund, a series of Columbia Funds Series Trust I, and Threadneedle Global Equity Income Fund, a series of RiverSource Global Series, Inc., into Columbia Global Equity Fund, a series of RiverSource Series Trust.

Columbia Global Value Fund, a series of Columbia Funds Series Trust, Columbia World Equity Fund, a series of Columbia Funds Series Trust I, and Threadneedle Global Equity Income Fund, a series of RiverSource Global Series, Inc., into Columbia Global Equity Fund, a series of RiverSource Global Series, Inc.

Columbia Technology Fund, a series of Columbia Funds Series Trust I, into Columbia Seligman Global Technology Fund, a series of RiverSource Series Trust.

Columbia Technology Fund, a series of Columbia Funds Series Trust I, into Columbia Seligman Global Technology Fund, a series of Seligman Global Fund Series, Inc.

Seligman Minnesota Municipal Fund, a series of Seligman Municipal Fund Series, Inc., into Columbia Minnesota Tax-Exempt Fund, a series of RiverSource Series Trust.

Seligman Minnesota Municipal Fund, a series of Seligman Municipal Fund Series, Inc., into Columbia Minnesota Tax-Exempt Fund, a series of RiverSource Special Tax-Exempt Series Trust.

Columbia S&P 500 Index Fund, VS, a series of Columbia Funds Variable Insurance Trust, into RiverSource Variable Portfolio – S&P 500 Index Fund, a series of RiverSource Variable Series Trust.

Columbia Large Cap Growth Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Seligman Variable Portfolio – Growth Fund, a series of RiverSource Variable Series Trust.

Columbia Large Cap Value Fund, VS, a series of Columbia Funds Variable Insurance Trust, into RiverSource Variable Portfolio – Diversified Equity Income Fund, a series of RiverSource Variable Series Trust.

Columbia Mid Cap Value Fund, VS, a series of Columbia Funds Variable Insurance Trust, into RiverSource Variable Portfolio – Mid Cap Value Fund, a series of RiverSource Variable Series Trust.

Columbia Federal Securities Fund, VS, a series of Columbia Funds Variable Insurance Trust, into RiverSource Variable Portfolio – Short Duration U.S. Government Fund, a series of RiverSource Variable Series Trust.

Columbia International Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Threadneedle Variable Portfolio – International Opportunity Fund, a series of RiverSource Variable Series Trust.

Columbia Income Builder Fund II and Columbia Income Builder Fund III, each a series of RiverSource Income Series, Inc. into Columbia Income Builder Fund, a series of RiverSource Series Trust.

Columbia Income Builder Fund II and Columbia Income Builder Fund III, each a series of RiverSource Income Series, Inc. into Columbia Income Builder Fund, a series of RiverSource Income Series, Inc.

and any other document, upon the advice of counsel, filed by RiverSource Bond Series, Inc., RiverSource Global Series, Inc, RiverSource Government Income Series, Inc., RiverSource Income Series, Inc., RiverSource Investment Series, Inc., RiverSource Series Trust, RiverSource Special Tax-Exempt Series Trust, RiverSource Variable Series Trust, Seligman Global Fund Series, Inc. and Seligman Portfolios, Inc. with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940;

and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 7th day of September, 2010.

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr. Stephen R. Lewis, Jr.

/s/ Arne H. Carlson Arne H. Carlson	/s/ John F. Maher John F. Maher

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Catherine James Paglia Catherine James Paglia

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Leroy C. Richie Leroy C. Richie

/s/ Anne P. Jones Anne P. Jones	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ Jeffrey Laikind Jeffrey Laikind	/s/ William F. Truscott William F. Truscott